EXHIBIT 10.9

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is entered into and effective as of May 17, 2013, by and among AGSTAR FINANCIAL SERVICES, PCA, an United States instrumentality, as senior secured lender under the MLA (defined below) and the individuals or entities whose signatures appear on the signature pages to this document as the “Initial Sub-debt Holders” under the Subordinated Loan Agreement (defined below).

RECITALS

A.            Heron Lake BioEnergy, LLC, a Minnesota limited liability company (the “Borrower”) is the fee owner of the real property located in Jackson County, Minnesota, legally described in Exhibit A hereto (the “Premises”).

B.            AgStar Financial Services, PCA, an United States instrumentality (“Senior Lender”) has agreed to extend certain financial accommodations to the Borrower under that certain Sixth Amended and Restated Master Loan Agreement dated as of May 17, 2013 (as amended, restated or otherwise modified from time to time, the “MLA”) for the purposes set forth in the MLA.

C.            Initial Sub-debt Holders (as defined below) under the Subordinated Loan Agreement have, jointly and severally, agreed to extend certain financial accommodations to the Borrower under the Subordinated Loan Agreement (defined below) for the purposes set forth in the Subordinated Loan Agreement.

D.            The Senior Lender and the Initial Sub-debt Holders are entering into this Agreement to set forth the relative rights and priorities of the Parties to and under the Senior Debt Documents and the Subordinated Debt Documents (each as defined below).

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.                                      Definitions.  All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in Article 9 of the Uniform Commercial Code as enacted in the State of Minnesota (the “UCC”).  In addition, the following terms are defined as having the meanings:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Borrower” has the meaning set forth in Recital A, above.

“Collateral” means and includes all property and assets granted as collateral security under the Senior Debt Documents and the Subordinated Debt Documents, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, assignment of rents, deed of trust, assignment, pledge, account control agreement, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever; whether created by law, contract or otherwise.

“Distribution” means, with respect to any indebtedness, obligation or security: (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security; (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person; or (c) the granting of any Lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

“Enforcement Action” means any action to enforce or attempt to enforce any right or remedy available to the any Party under any Financing Document, pursuant to applicable law or otherwise, including any action to: (a) exercise any right of set-off; (b) commence, continue or participate in any judicial, arbitral or other proceeding, or any other collection or enforcement action of any kind, against the Borrower or any of the assets of Borrower (including any Proceeding), seeking, directly or indirectly, to enforce any rights or remedies, or to enforce any of the obligations incurred by Borrower under or in connection with any Financing Document; (c) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by any Party of any of its respective rights or remedies under or in connection with any Financing Document, or otherwise available under applicable law; or (d) under the provisions of any state or federal law, including, without limitation, the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of Borrower.

“Event of Default” means with respect to the Senior Liabilities and the Senior Debt Documents, any Event of Default under a Senior Debt Document which has occurred, is continuing and has not been cured.

“Financing Document” or “Financing Documents” means the Senior Debt Documents and the Subordinated Debt Documents.

“Initial Sub-debt Holders” means, jointly and severally, David J. and Krista R. Woestehoff, Schmitz Grain, Inc., Doug Schmitz, Michael Kunerth and Dawn Kunerth as Trustees of the Michael Kunerth Trust under agreement dated July 18, 2006, Dawn Kunerth and Michael Kunerth as Trustees of the Dawn Kunerth Trust under agreement dated July 18, 2006, Robert J. and Jean M. Ferguson, and Project Viking, L.L.C.

“Liabilities” means the Loan Obligations (as defined in the MLA) of the Borrower to the Senior Lender under, or arising as a result of, the Senior Debt Documents; or the debt obligations (as defined in the Subordinated Loan Agreement) of the Borrower to the Initial Sub-debt Holders under, or arising as a result of, the Subordinated Debt Documents.

“Lien” means any consensual mortgage, security deed, deed of trust, pledge, lien security interest or other voluntary lien, whether now existing or hereafter created, acquired or arising.

“MLA” has the meaning given to it in Recital B, above, and includes any other credit agreement or other financing documentation which replaces, refunds or restructures such MLA or evidences a partial or complete refinancing or refinancings of the indebtedness incurred pursuant to such MLA, as such financing documentation may be amended, supplemented, restated or otherwise modified from time to time.

“Party” or “Parties” means individually or together, as the case may be, the Senior Lender and the Initial Sub-debt Holders.

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Protective Advances” means all sums advanced for the purpose of payment of real estate taxes (including special payments in lieu of real estate taxes), personal property taxes (including special payments in lieu of personal property taxes), maintenance costs, insurance premiums, other items (including capital items) reasonably necessary to protect the Collateral from forfeiture, casualty, loss or waste.

“Remedial Action” means, subject to the limitations contained in this Agreement, any one or more of the following remedies:  (i) the acceleration of any indebtedness under any Financing Document or declaration of the entire amount of any indebtedness under any Financing Document to be due and payable; (ii) the initiation of any power of sale or any similar right; (iii) the initiation of bankruptcy or other insolvency proceedings; (iv) a request for appointment of a receiver; (v) the initiation of any remedies with respect to rents or other revenues payable with respect to any Collateral; (vi) the acceptance of a transfer of the Premises or any other Collateral in lieu of foreclosure; or (vii) the institution of suit for purposes of seeking a monetary judgment.  Nothing contained in this Agreement shall grant any Party any rights or remedies not otherwise provided by any of the Financing Documents or applicable law.

“Senior Debt” shall mean all Liabilities and indebtedness of every nature of the Borrower from time to time owed to the Senior Lender under the Senior Debt Documents plus, respectively, (a) any Protective Advances; (b) accrued and unpaid interest, and (c) all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.  The Senior Debt shall be considered to be outstanding whenever any loan commitment or loan under the Senior Debt Documents is outstanding.

“Senior Debt Documents” means the MLA, the Senior Mortgage, the Senior Security Agreement, and all other notes, mortgages, security agreements, documents, instruments, and assignments and contracts, relating thereto, as the same are amended, supplemented, restated or otherwise modified from time to time.

“Senior Lender” has the meaning assigned to it in Recital A, above, and includes its permitted successors or assigns under the Senior Debt Documents.

“Senior Liabilities” means all Liabilities and other obligations of the Borrower to the Senior Lender under, or arising as a result of, the Senior Debt Documents.

“Senior Mortgage” means that certain Sixth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases granted by the Borrower to the Senior Lender dated May 17, 2013, as the same may be amended, restated, or otherwise modified from time to time.

“Senior Security Agreement” means the Security Agreement as defined in the MLA.

“Subordinated Debt” means all Liabilities and indebtedness of every nature of the Borrower from time to time owed to the Initial Sub-debt Holders under the Subordinated Debt Documents plus, respectively, (a) accrued and unpaid interest, and (b) all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.  The Subordinated Debt shall be considered to be outstanding whenever any loan commitment or loan under the Subordinated Debt Documents is outstanding.

“Subordinated Debt Default” means a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting the Initial Sub-debt Holders to accelerate the payment of all or any portion of the Subordinated Debt.

“Subordinated Debt Default Notice” means a written notice from the Initial Sub-debt Holders to the Senior Lender pursuant to which the Senior Lender is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

“Subordinated Debt Documents” means the Subordinated Loan Agreement, the Subordinated Notes, the Subordinated Mortgage, the Subordinated Security Agreement and all other notes, mortgages, security agreements, documents, instruments, and assignments and contracts, relating thereto, as the same are amended, supplemented, restated or otherwise modified from time to time.

“Subordinated Liabilities” means all Liabilities and other obligations of the Borrower to the Initial Sub-debt Holders under, or arising as a result of, the Subordinated Debt Documents.

“Subordinated Loan Agreement” means that certain Subscription and Subordinated Loan Agreement dated May 17, 2013, by and among the Borrower and the Initial Sub-debt Holders.

“Subordinated Mortgage” means the Mortgage granted by the Borrower to the collateral agent for the Initial Sub-debt Holders dated May17, 2013.

“Subordinated Notes” means those certain Secured Convertible Promissory Notes of the Borrower dated May 17, 2013 in the aggregate principal amount of $1,407,000.00.

“Subordinated Security Agreement” means the Subordinated Security Agreement executed and delivered by the Borrower to the collateral agent for the Initial Sub-debt Holders dated May 17, 2013.

2.                                      Subordination.

(a)                                 Lien Subordination; Agreement to Release Liens; Application of Proceeds.  Notwithstanding the date, manner or order of perfection of the security interests and Liens granted to any Party, and notwithstanding any provisions of the UCC, applicable law, the Financing Documents or whether any Party hereto holds possession of all or any part of the Collateral, until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, all Liens and security interests of Initial Sub-debt Holders in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the Liens and security interests of the Senior Lender in the Collateral.   Without in any way limiting any of the foregoing, until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated:

(i)                                     Real Property.  The mortgage Lien and security interest of the Senior Mortgage is and shall constitute a senior first priority mortgage Lien and/or security interest on or in the Premises and other Collateral described therein.  The mortgage Lien and security interest of the Subordinated Mortgage is and shall constitute a junior and subordinate mortgage Lien and/or security interest on or in the Premises and other Collateral described therein.

(ii)                                  Other Collateral.  The Lien and security interest granted under the Senior Security Agreement is and shall constitute a senior first priority Lien and/or security interest on or in the Collateral described therein.  Any other Lien or security interest granted under the Subordinated Debt Documents is and shall constitute a junior and subordinate Lien and/or security interest on or in the Collateral described therein

In the event that the Senior Lender releases or agree to release any of their Liens or security interests in the Collateral in connection with the sale or other disposition thereof or any of the Collateral is sold, disposed of or retained or otherwise realized pursuant to a foreclosure or similar action, the Initial Sub-debt Holders shall promptly deliver (and execute as appropriate) to the Senior Lender such termination statements and releases as the Senior Lender shall reasonably request to effect the termination or release of the Liens and security interests of the Initial Sub-debt Holders in such Collateral.  In furtherance of the foregoing, each Initial Sub-debt Holder hereby irrevocably appoints the Senior Lender its attorney-in-fact, with full authority in the place and stead of the Initial Sub-debt Holders and in the name of the Initial Sub-debt Holders or otherwise, to deliver (and execute as appropriate) any document or instrument which the Initial Sub-debt Holders may be required to deliver pursuant to this Section 2(a).

In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied: first, in accordance with the terms of the Senior Debt Documents or as otherwise consented to by the Senior Lender until such time as the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents have been terminated; and, second to pay the Initial Sub-debt Holders until such time as the Subordinated Debt is indefeasibly paid in full in cash and all commitments to lend under the Subordinated Debt Documents have been terminated.

(b)                                 Payment Subordination.  Notwithstanding anything to the contrary contained in any of the Financing Documents, each Initial Sub-debt Holder by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all of the Senior Debt.  Each holder of the Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Debt in reliance upon the provisions contained in this Agreement.

(c)                                  No Contest.  No Party shall contest the validity, perfection, priority or enforceability of any Lien or security interest heretofore granted to any other Party or contemplated hereby.  Notwithstanding any failure of a Party to perfect its security interest in the Collateral or any other defect in the security interests or obligations owing to such Party, the priority and rights as between the Parties hereto shall be as set forth herein.

3.                                      Payments Prior to Indefeasible Payment in Full.  Notwithstanding the terms of the Subordinated Debt Documents, each Initial Sub-debt Holder hereby agrees that it will not accept (subject to the last sentence of this Section), any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents have terminated.  In the event that any Initial Sub-debt Holder receives any Distribution or other payment from the Borrower in respect of the Subordinated Debt prior to the indefeasible payment in full of the Senior Debt, such Distribution or payment shall be held in trust by such Person and shall be promptly remitted to the Senior Lender for the account of the Senior Lender.  Notwithstanding anything to the contrary herein, so long as no Event of Default under any Senior Debt Document has occurred or is continuing or would result of from such payment, the Initial Sub-debt Holders shall be entitled to receive and retain payments of periodic interest as permitted by the Subordinated Debt Documents, including payments missed due to the application of this Section 3 or otherwise.

4.                                      Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving the Borrower:

(a)                                 The Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to the Initial Sub-debt Holders on account of any Subordinated Debt.

(b)                                 Any Distribution, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt, shall be paid or delivered directly to Senior Lender (to be held and/or applied by the Senior Lender in accordance with the terms of this Agreement) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.  The Initial Sub-debt Holders hereby irrevocably authorize, empower and direct any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Lender.  The Initial Sub-debt Holders hereby also irrevocably authorize and empower the Senior Lender, in the name of the Initial Sub-debt Holders, to demand, sue for, collect and receive any and all such Distributions.

(c)                                  The Initial Sub-debt Holders agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt, or any Liens and security interests securing the Senior Debt.

(d)                                 The Initial Sub-debt Holders agree to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt reasonably requested by the Senior Lender in connection with any Proceeding involving the Borrower and hereby irrevocably authorize, empower and appoint the Senior Lender its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the Initial Sub-debt Holders promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of the Initial Sub-debt Holders to do so prior to 15 days before the expiration of the time to vote any such claim; provided the Senior Lender shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Senior Lender votes any claim in accordance with the authority granted hereby, the Initial Sub-debt Holders shall not be entitled to change or withdraw such vote.

(e)                                  The Initial Sub-debt Holders agree that the Senior Lender may consent to the use of cash collateral or provide financing to the Borrower on such terms and conditions and in such amounts as the Senior Lender, in its sole discretion, may decide and, in connection therewith, the Borrower may grant to the Senior Lender Liens and security interests upon all of the property of the Borrower, which Liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by the Senior Lender during the Proceeding and (ii) shall be superior in priority to the Liens and security interests, if any, in favor of the Initial Sub-debt Holders on the property of the Borrower.  The Initial Sub-debt Holders agree that none of them shall object to or oppose a sale or other disposition of any property securing all of any part of the Senior Debt free and clear of security interests, Liens or other claims of the Initial Sub-debt Holders under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Lender has consented to such sale or disposition, so long as the interests of the Initial Sub-debt Holders in the Collateral securing the Subordinated Debt (and any post-petition assets subject to adequate protection liens, if any, in favor of the Initial Sub-debt Holders) attach to the proceeds thereof, subject to the terms of this Agreement, and the motion to sell or dispose of such assets does not impair the rights of the Initial Sub-debt Holders under Section 363(k) of the Bankruptcy Code. The Initial Sub-debt Holders agree not to assert any right any of them may have to “adequate protection” of the Initial Sub-debt Holders’ interest in any Collateral in any Proceeding and agree that none of them shall seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of the Senior Lender.  The Initial Sub-debt Holders waive any claim any of them may now or hereafter have arising out of the Senior Lender’s election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Borrower, as debtor in possession. The Initial Sub-debt Holders further agree that none of them will seek to participate or participate on any creditor’s committee without the Senior Lender’s prior written consent.

(f)                                   The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Lender and the Initial Sub-debt Holders even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

5.                                      Subordinated Debt Standstill Provisions.

(a)                                 Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated, the Initial Sub-debt Holders shall not, without the prior written consent of the Senior Lender, take any Enforcement Action with respect to the Subordinated Debt, any of the Collateral or any property or assets of any guarantor of the Subordinated Debt.

(b)                                 Notwithstanding the foregoing, the Initial Sub-debt Holders may file proofs of claim against the Borrower in any Proceeding involving the Borrower.  Any Distributions or other proceeds of any Enforcement Action obtained by an Initial Sub-debt Holder shall in any event be held by it in trust for the benefit of the Senior Lender and promptly paid or delivered to Senior Lender in the form received until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.

(c)                                  If any Distribution on account of the Subordinated Debt not permitted to be made by the Borrower or accepted by any Initial Sub-debt Holder under this Agreement is made and received by any Initial Sub-debt Holder, such Distribution shall not be commingled with any of the assets of such Initial Sub-debt Holder, shall be held in trust by such Initial Sub-debt Holder for the benefit of the Senior Lender and shall be promptly paid over to the Senior Lender for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

6.                                      Insurance and Condemnation.  All proceeds of any property or casualty insurance or condemnation award relating to the Collateral shall be applied by the Senior Lender in accordance with the provisions of this Agreement, subject to the priorities herein set forth, and no other Person shall have the right to participate in the adjustment of any such insurance claims or condemnation awards.

7.                                      Waivers of Certain Right.

(a)                                 Each Party hereby expressly waives any right that it otherwise might have to require any Party to marshal assets or to resort to collateral in any particular order or manner, whether provided for by common law or statute.  No Party shall be required to enforce any guaranty or any security interest given by any person other than the Borrower as a condition precedent or concurrent to the taking of any Remedial Action.

(b)                                 The Initial Sub-debt Holders hereby waive, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing the Senior Lender from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, the Initial Sub-debt Holders hereby agree (a) that none of them has any right to direct or object to the manner in which the Senior Lender applies the proceeds of the Collateral resulting from the exercise by the Senior Lender of rights and remedies under the Senior Debt Documents to the Senior Debt and (b)  that the Senior Lender has not assumed any obligation to act as the agent for Initial Sub-debt Holders with respect to the Collateral. The Senior Lender shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is paid in full.  In exercising rights and remedies with respect to the Collateral, the Senior Lender may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC.  In conducting any public or private sale under the UCC, the Senior Lender shall give the Initial Sub-debt Holders such notice of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

8.                                      Remedial Action by Initial Sub-debt Holders.  So long as this Agreement remains in effect, the Initial Sub-debt Holders shall not take any Remedial Action under the Subordinated Debt Documents without the prior written consent of the Senior Lender.

9                                         Enforcement of Remedies.  The Initial Sub-debt Holders agree to cooperate with the Senior Lender and take any lawful action, including joining in such proceedings at law or in equity and executing such documents as the Senior Lender may request and direct, to enforce the obligations of the Borrower under the Senior Debt Documents, and in order that the rents, issues, profits, revenues and other income from the Premises or any other Collateral shall be available to satisfy the Borrower’s obligations under the Senior Debt Documents.

10.                               Modifications.

(a)                                 The Senior Lender may at any time and from time to time without the consent of or notice to the Initial Sub-debt Holders, without incurring liability to the Initial Sub-debt Holders and without impairing or releasing the obligations of the Initial Sub-debt Holders under this Agreement, amend, modify or supplement the Senior  Debt Documents in any manner, including any such amendment, modification or supplement the effect of which is to (a) increase the maximum principal amount of the Senior Debt or rate of interest (or cash pay rate of interest) on any of the Senior Debt, (b) change the dates upon which payments of principal or interest on the Senior Debt are due, (c) change or add any event of default or any covenant with respect to the Senior Debt, (d) change any redemption or prepayment provisions of the Senior Debt, (e) alter the subordination provisions with respect to the Senior Debt, including, without limitation, subordinating the Senior Debt to any other indebtedness,  (f) take or perfect any other Liens or security interests in any assets of the Borrower other than the Senior Mortgage or (g) change or amend any other term of the Senior Debt Documents.

(b)                                 Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Initial Sub-debt Holders shall not, without the prior written consent of the Senior Lender, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest (or cash pay rate of interest) on any of the Subordinated Debt, (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due, (c) change or add any event of default or any covenant with respect to the Subordinated Debt, (d) change any redemption or prepayment provisions of the Subordinated Debt, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness,  (f) take or perfect any other Liens or security interests in any assets of the Borrower other than the Subordinated Mortgage and the Subordinated Security Agreement or (g) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in an Event of Default under the Senior Debt Documents, increase the obligations of the Borrower or confer additional material rights on the Initial Sub-debt Holders or any other holder of the Subordinated Debt in a manner adverse to the Borrower, or the Senior Lender.

11                                  Further Assurances. Each Party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested by any other Party hereto in writing that may be necessary or desirable to effect fully the purposes of this Agreement.

12.                               Notices.  All notices or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by first class mail, postage prepaid, with proper address as indicated below.  Each Party may, by written notice given to the other Parties, designate any other address or addresses to which notices or other communications to them shall be sent when required as contemplated by this Agreement.  Until otherwise so provided by the respective Parties, all notices and communications to each of them shall be addressed as follows:

If to Senior Lender:	AgStar Financial Services, PCA
1921 Premier Drive
PO Box 4249
Mankato, MN 56002-4249
Facsimile: (507) 344-5012
Attention: Jim Grosland

With copy to:	Phillip L. Kunkel
Gray Plant Mooty
1010 West St. Germain, Suite 600
St. Cloud, MN 56301
Facsimile: 320.252.4482
Telephone: 320.252.4414

If to the Initial Sub-debt Holders	Heron Lake BioEnergy, LLC
91246 390th Avenue
P.O. Box 198
Heron Lake, MN 56137-0198
Telephone: (507) 793-0077
Fax: (507) 793-0078
Attention: President

With a copy to:	Lindquist & Vennum L.L.P.
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402-2205
Telephone: (612) 371-3211
Fax: (612) 371-3207
Attn. Michael Weaver

13.                               Successors and Assigns.  Whenever in this Agreement any of the Parties is named or referred to, the successors and assigns of such Party shall be deemed to be included, and all covenants, promises and agreements in this Agreement by and on behalf of the respective Parties hereto shall bind and inure to the benefit of the respective successors and assigns of such Parties, whether so expressed or not.

14.                               Relative Rights.  Nothing in this Agreement shall (a) impair, as between Senior Lender or the Initial Sub-debt Holders and the Borrower, the obligations of the Borrower with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Lender or the Initial Sub-debt Holders with respect to any other creditors of the Borrower.

15.                               Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Financing Documents, the provisions of this Agreement shall control and govern.

16.                               Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

17.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.                               Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

19.                               Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the Parties hereto.

20.                               Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to conflict of laws principles.

21.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS.  THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE PARTIES REPRESENT AND WARRANT THAT EACH HAS HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND THIS WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES IT JURY TRIAL RIGHTS.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

SENIOR LENDER:	INITIAL SUB-DEBT HOLDERS:

AGSTAR FINANCIAL SERVICES, PCA,	DAVID J. AND KRISTA R. WOESTEHOFF
an United States instrumentality

/s/ Steven Grosland	/s David J. Woestehoff
By Steven Grosland	David J. Woestehoff
Its Senior Lending Services Executive

/s Krista R. Woestehoff
Krista R. Woestehoff

SCHMITZ GRAIN, INC.

/s/ Doug Schmitz
By Doug Schmitz
Its President

DOUG SCHMITZ

/s/ Doug Schmitz
Doug Schmitz

[Signature page to Subordination Agreement among the Senior Lender and the Initial Sub-debt Holders dated May 17, 2013.  Additional pages follow.]

INITIAL SUB-DEBT HOLDERS:

MICHAEL KUNERTH AND DAWN KUNERTH AS TRUSTEES OF THE MICHAEL KUNERTH TRUST UNDER AGREEMENT DATED JULY 18, 2006

/s/ Michael Kunerth
Michael Kunerth as Trustees of the Michael Kunerth Trust under agreement dated July 18, 2006

/s/ Dawn Kunerth
Dawn Kunerth as Trustees of the Michael Kunerth Trust under agreement dated July 18, 2006

DAWN KUNERTH AND MICHAEL KUNERTH AS TRUSTEES OF THE DAWN KUNERTH TRUST UNDER AGREEMENT DATED JULY 18, 2006

/s/ Dawn Kunerth
Dawn Kunerth as Trustees of the Dawn Kunerth Trust under agreement dated July 18, 2006

/s/ Michael Kunerth
Michael Kunerth as Trustees of the Dawn Kunerth Trust under agreement dated July 18, 2006

[Signature page to Subordination Agreement among the Senior Lender and the Initial Sub-debt Holders dated May 17, 2013.  Additional page follows.]

INITIAL SUB-DEBT HOLDERS:

ROBERT J. AND JEAN M. FERGUSON

/s Robert J. Ferguson
Robert J. Ferguson

/s Jean M. Ferguson
Jean M. Ferguson

PROJECT VIKING, L.L.C..

/s/ Ron Fagen
By Ron Fagen
Its President/Managing Member

[Final Signature page to Subordination Agreement among the Senior Lender and the Initial Sub-debt Holders dated May 17, 2013.]

EXHIBIT A

LEGAL DESCRIPTION OF THE REAL PROPERTY

TRACT A

Parcel A

Part of the SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, lying Southerly of the Southerly right of way line of the Union Pacific Railroad, described as follows:

Beginning at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, along the South line of said SW¼, a distance of 1031.09 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 275.02 feet; thence South 89°57’49” West, parallel with the South line of said SW¼, a distance of 1600.10 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 593.98 feet; thence South 89°22’55” East a distance of 412.00 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 400.00 feet; thence North 89°22’55” West a distance of 412.00 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 103.50 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2706.70 feet, to a point on the East line of said SW¼; thence South 00°29’31” West, along the East line of said SW¼, a distance of 1995.89 feet, to the point of beginning,

AND ALSO that part of the S½ of the SW¼ of Sec. 16, T104N, R37W of the Fifth Principal Meridian, Jackson County, Minnesota, described as follows: Commencing at an existing iron monument at the Southeast corner of the SW¼ of said Section 16; thence South 89 degrees 57 minutes 49 seconds West, bearing based on Jackson County Coordinate System, along the South line of the SW¼ a distance of 1031.09 feet to the POINT OF BEGINNING; thence North 00 degrees 37 minutes 05 seconds East, parallel with the West line of said SW¼ , a distance of 275.02 feet; thence South 89 degrees 57 minutes 49 seconds West, parallel with the South line of said SW¼ , a distance of 1600.10 feet to a point on the West line of said SW¼; thence South 00 degrees 37 minutes 05 seconds West, along the West line of said SW¼, a distance of 275.02 feet to the Southwest corner of said SW¼; thence North 89 degrees 57 minutes 49 seconds East, along the South line of said SW¼, to the point of beginning.

EXCEPTING a part of the S½ SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:  Commencing at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, bearing based on Jackson County Coordinate System, along the South line of said SW¼ of said Sec. 16, a distance of 1048.26 feet, to the point of beginning; thence continuing South 89°57’49” West, along said South line, a distance of 503.33 feet; thence North 00°02’11” West a distance of 275.00 feet; thence North 89°57’49” East, parallel with the South line of said SW¼, a distance of 246.59 feet; thence North 00°02’11” West a distance of 74.71 feet; thence North 89°57’49” East, parallel with the South line of said SW¼, a distance of 256.74 feet; thence South 00°02’11” East a distance of 349.71 feet, to the point of beginning.

Parcel B

Part of the SE¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:

Beginning at an existing iron monument at the SW corner of the SE¼ of said Sec. 16; thence North 00°29’31” East, bearing based on Jackson County Coordinate System, along the West line of the SE¼ of said Sec. 16, a distance of 1995.89 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2701.22 feet, to a point on the East line of the SE¼; thence South 00°18’29” West, along the East line of said SE¼ a distance of 1799.88 feet; thence South 89°57’40” West, parallel with the South line of said SE¼, a distance of 593.49 feet; thence South 61°26’20” West a distance of 545.54 feet; thence South 01°19’30” East, a distance of 557.71 feet, to a point on the South line of said SE¼; thence South 89°57’40” West, along the South line of said SE¼, a distance of 1575.92 feet, to the point of beginning.